Exhibit 99.1

Nuvation Bio Reports Fourth Quarter and Full Year 2022 Financial Results and Provides Business Update

Initiated both dosing regimens of the Phase 1b study of NUV-868 in combination with olaparib or enzalutamide

Dosing ongoing for Phase 1 monotherapy study of NUV-868

Nominated undisclosed Drug-Drug Conjugate (DDC) as first clinical candidate; expect to submit an IND by year end 2023

Strong balance sheet with cash, cash equivalents and marketable securities of $661.0 million as of December 31, 2022

New York, March 15, 2023 – Nuvation Bio Inc. (NYSE: NUVB), a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates, today reported financial results for the fourth quarter and full year ended December 31, 2022, and provided a business update.

“In the fourth quarter, we dosed the first patient in both dosing regimens of our Phase 1b study of NUV-868 in combination with olaparib or enzalutamide. This milestone sustains the program’s strong momentum, which we expect to continue in 2023. As we advance the Phase 1 monotherapy and combination studies of NUV-868, we look forward to more deeply understanding how this therapy may be able to improve the lives of patients with advanced solid tumors,” said David Hung, M.D., Founder, President, and Chief Executive Officer of Nuvation Bio. “We also expect to submit an IND for the first clinical candidate from our DDC platform by the end of the year.”

Recent Business Updates

NUV-868, BD2-Selective BETi: Advanced solid tumors

•

Dosed the first patient in both dosing regimens of the Phase 1b combination study. In December 2022, Nuvation Bio initiated a Phase 1b study of NUV-868 in combination with olaparib in patients with ovarian cancer, pancreatic cancer, metastatic castration-resistant prostate cancer (mCRPC), triple negative breast cancer, and other solid tumors, and in combination with enzalutamide in patients with mCRPC.

•	Dosing underway in the Phase 1 monotherapy study. The Company continues to enroll the Phase 1 monotherapy study in advanced solid tumors.

Drug-Drug Conjugate Platform: Solid tumors

•

Nominated first clinical candidate. Nuvation Bio expects to submit an Investigational New Drug (IND) application for an undisclosed DDC candidate with the U.S. Food and Drug Administration by year end 2023.

Fourth Quarter and Full Year 2022 Financial Results

As of December 31, 2022, Nuvation Bio had cash, cash equivalents and marketable securities of $661.0 million.

For the three months ended December 31, 2022, research and development expenses were $16.9 million, compared to $22.0 million for the three months ended December 31, 2021. The decrease was primarily due to a $3.7 million decrease in third-party costs related to research services and manufacturing, as well as a $1.5 million decrease in personnel-related costs driven by the termination of the NUV-422 program offset by a $0.1 million increase in miscellaneous expenses. Research and development expenses for the year ended December 31, 2022 were $87.8 million compared to $69.0 million for the year ended December 31, 2021.

For the three months ended December 31, 2022, general and administrative expenses were $7.4 million, compared to $7.6 million for the three months ended December 31, 2021. The decrease was primarily due to a $0.4 million decrease in legal fees, a $0.2 million decrease in professional fees, and a $0.2 million decrease in miscellaneous expenses offset by a $0.5 million increase in personnel-related costs driven by an increase in headcount and stock-based compensation and a $0.1 million increase in taxes. General and administrative expenses for the year ended December 31, 2022 were $31.9 million compared to $24.3 million for the year ended December 31, 2021.

For the three months ended December 31, 2022, Nuvation Bio reported a net loss of $20.8 million, or $(0.10) per share. This compares to a net loss of $25.1 million, or $(0.12) per share, for the comparable period in 2021. Net loss for the year ended December 31, 2022 was $104.2 million compared to $86.8 million for the year ended December 31, 2021.

About Nuvation Bio

Nuvation Bio is a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates. Nuvation Bio’s proprietary portfolio includes mechanistically distinct oncology therapeutic product candidates, each targeting some of the most difficult-to-treat types of cancer. Nuvation Bio was founded in 2018 by biopharma industry veteran David Hung, M.D., who previously founded Medivation, Inc., which brought to patients one of the world’s leading prostate cancer medicines. Nuvation Bio has offices in New York and San Francisco. For more information, please visit www.nuvationbio.com.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the potential therapeutic benefit of Nuvation Bio’s product candidates, the expected continued momentum of Nuvation Bio’s clinical trials and the expected timing of an IND filing for Nuvation Bio’s first nominated DDC clinical candidate. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ from those anticipated by the forward-looking statements, including but not limited to the challenges associated with conducting drug discovery and initiating or conducting clinical trials due to, among other things, difficulties or delays in the regulatory process, enrolling subjects or manufacturing or acquiring necessary products; the emergence or worsening of adverse events or other undesirable side effects; risks associated with preliminary and interim data, which may not be representative of more mature data; and competitive developments. Risks and uncertainties facing Nuvation Bio are described more fully in its Annual Report on Form 10-K filed on March 15, 2023, under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Nuvation Bio disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release.

Nuvation Bio Investor Contact:

ir@nuvationbio.com

Nuvation Bio Media Contact:

nuvation@argotpartners.com

NUVATION BIO INC. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$101,099	$132,423
Prepaid expenses	3,819	3,642
Marketable securities available-for-sale, at fair value	559,915	632,969
Interest receivable on marketable securities	2,485	3,039

Total current assets	667,318	772,073
Property and equipment, net	894	786
Lease security deposit	138	421
Operating lease right-of-use assets	3,791	2,871

Total assets	$672,141	$776,151

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,139	$3,925
Current operating lease liabilities	1,206	863
Accrued expenses	9,816	12,137

Total current liabilities	13,161	16,925
Warrant liability	850	11,037
Non-current operating lease liabilities	3,054	2,192

Total liabilities	17,065	30,154

Stockholders’ equity
Class A and Class B common stock and additional paid in capital, $0.0001 par value per share; 1,060,000,000 shares authorized as of December 31, 2022 (Class A 1,000,000,000, Class B 60,000,000) and December 31, 2021, respectively; 218,632,699 (Class A 217,632,699, Class B 1,000,000) and 217,948,568 (Class A 216,948,568, Class B 1,000,000) issued and outstanding as of December 31, 2022 and 2021, respectively	927,604	909,985
Accumulated deficit	(267,002)	(162,803)
Accumulated other comprehensive income	(5,526)	(1,185)

Total stockholders’ equity	655,076	745,997

Total liabilities and stockholders’ equity	$672,141	$776,151

NUVATION BIO INC. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Operating expenses:
Research and development	$16,871	$22,002	$87,815	$69,037
General and administrative	7,464	7,607	31,919	24,281

Total operating expenses	24,335	29,609	119,734	93,318

Loss from operations	(24,335)	(29,609)	(119,734)	(93,318)

Other income (expense):
Interest income	3,523	902	7,448	2,963
Investment advisory fees	(225)	(190)	(872)	(644)
Change in fair value of warrant liability	321	3,899	10,187	4,231
Net loss on marketable securities	(129)	(136)	(1,228)	(80)

Total other income (expense), net	3,490	4,475	15,535	6,470

Loss before income taxes	(20,845)	(25,134)	(104,199)	(86,848)
Provision for income taxes	—	—	—	—

Net loss	$(20,845)	$(25,134)	$(104,199)	$(86,848)

Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.12)	$(0.48)	$(0.44)

Weighted average common shares outstanding, basic and diluted	218,497	210,224	216,721	197,887

Comprehensive loss:
Net loss	$(20,845)	$(25,134)	$(104,199)	$(86,848)
Other comprehensive income (loss), net of taxes:
Unrealized gain (loss) on available-for-sale securities, net	2,591	(1,573)	(4,341)	(2,742)

Comprehensive loss	$(18,254)	$(26,707)	$(108,540)	$(89,590)